LAND COURT                       REGULAR SYSTEM

       AFTER RECORDATION, RETURN BY MAIL [ ]  PICK-UP [X]




TMK: 4-2-004-021 (2)
TMK: 4-2-004-015 & 014 (2)



               RELEASE OF REAL PROPERTY MORTGAGE,
           SECURITY AGREEMENT AND FINANCING STATEMENT



KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, THE LONG-TERM CREDIT BANK OF JAPAN, LTD. (LOS ANGELES AGENCY), a Japan corporation, whose address is 444 South Flower Street, Suite 3700, Los Angeles, California 90071-2938 ("LTCB") is the mortgagee under the following instrument (the "Fee Mortgage"):

     That certain Real Property Mortgage, Security Agreement and Financing Statement, dated September 26, 1990, entered into by and among Maui Land & Pineapple Company, Inc. a Hawaii Corporation, as "Mortgagor" therein, Kaptel Associates, a Hawaii general partnership, as "Borrower" therein, and LTCB, as "Mortgagee" therein, recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 90-149098; and

     WHEREAS, LTCB desires to release the property encumbered under the Fee Mortgage from the lien of the Fee Mortgage;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LTCB does hereby remise, release, convey and quitclaim unto MAUI LAND & PINEAPPLE COMPANY, INC., a Hawaii corporation, whose business and post office address is 120 Kane Street, Kahului, Maui, Hawaii 96732, its successors and assigns, forever, all and singular, all of the estate, right, title, interest, claim and demand whatsoever at law or in equity which LTCB now has in the Fee Mortgage and the collateral and/or property described in and/or encumbered by the lien of the Fee Mortgage, and releases from the Fee Mortgage the collateral described therein and property encumbered thereby.

     IN WITNESS WHEREOF, LTCB has caused these presents to be duly
executed on this 12th day of   March   , 1996.



                         THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
                         (LOS ANGELES AGENCY)



                         By:/s/ MASAHIRO YOSHIOKA
                         Name:  Masahiro Yoshioka
                         Its:   Vice President





STATE OF CALIFORNIA      )
                         )    SS.
COUNTY OF LOS ANGELES    )



On March 12, 1996 before me, the undersigned, Notary Public in and for said State and County, personally appeared Masahiro Yoshioka, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.



/s/ RALPH A. WHITE
Notary Public in and for said
County and State

(SEAL)
RALPH A. WHITE
Comm. #1018047
Notary Public - California
Los Angeles County
Comm. Expires Feb. 21, 1998